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                                   EXHIBIT 21
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                   SUBSIDIARIES OF NATIONAL AUTO CREDIT, INC.


                                                State of                          Percent by
         Corporate Name                       Organization                National Auto Credit, Inc.
---------------------------------    -------------------------------    -------------------------------
ARAC, Inc. (1)                                  Delaware                             100%

NAC Capital, Inc.                               Delaware                             100%

NAC, Inc. (2)                                   Delaware                             100%

National Cinemas, Inc.                          Delaware                             100%

ZoomLot Corporation                             Delaware                             100%



     All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.

(1) Formerly operated under the name of Agency Rent-A-Car and its divisions, Altra Auto Rental, Automate Auto Rental and National Motors.

(2)  NAC, Inc. is a wholly-owned subsidiary of ARAC, Inc.